                                                                    Exhibit 10.4
                                                                    ------------

                          ORIGINATOR PURCHASE AGREEMENT

                         Dated as of September 21, 2004

                                      Among

                     The parties listed on Schedule 1 hereto

                                   as Sellers,
                                   ----------

                                       and

                         RITE AID HDQTRS. FUNDING, INC.,

                      as Purchaser and as Collection Agent
                      ------------------------------------

                                                 TABLE OF CONTENTS

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SCHEDULES
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SCHEDULE 1                 List of Sellers
SCHEDULE 2                 Months
SCHEDULE 3                 Material Litigation
SCHEDULE 4                 Trade Names

EXHIBITS
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EXHIBIT A                  Credit and Collection Policy
EXHIBIT B                  Deposit Banks, Lock Boxes and Deposit Accounts/Account Banks and
                           Governmental Entity Receivables Accounts
EXHIBIT C                  Form of Promissory Note for Deferred Purchase Price
EXHIBIT D                  Addresses

                                       ii

                          ORIGINATOR PURCHASE AGREEMENT

                         Dated as of September 21, 2004

                   Each of the parties listed on Schedule 1 hereto (each, a
"Seller" and collectively, the "Sellers"), and Rite Aid Hdqtrs. Funding, Inc., a
Delaware corporation, as the Collection Agent (the "Collection Agent") and as
the purchaser (the "Purchaser"), agree as follows:

                  PRELIMINARY STATEMENTS.

                  (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

                  (2) The Sellers have Receivables (or interests therein) that they wish to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables (or interests therein) on the terms set forth in this
Originator Purchase Agreement (this "Agreement").

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Account Bank" has the meaning given to such term in the
         definition of Governmental Entity Receivables Agreement.

                  "Adverse Claim" means a lien, security interest, or other
         charge or encumbrance, or any other type of preferential arrangement.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such
         Person.

                  "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank, N.A. in New York, New York, from time to time as
                  Citibank, N.A.'s base rate; and

                           (b) 1/2 of one percent above the Federal Funds Rate.

                  "Borrower" means Rite Aid Funding II, a Cayman Islands company formerly known as Cayman Resources (22) Ltd. incorporated August 11,
         2004 with registration number 138722.

                  "Business Day" means any day on which banks are not authorized or required to close in New York City.

                  "Capital Lease" means any lease of (or other arrangement
         conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

                  "Capital Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHAMPUS" means the Civilian Health and Medical Program of the
         Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and
         established pursuant to 10 U.S.C. ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 U.S.C. ss.ss. 1071-1106 or elsewhere)
         affecting CHAMPUS and (b) all rules, regulations (including 32 CFR
         199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense,
         the Department of Transportation, the Assistant Secretary of Defense
         (Health Affairs) and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case, as amended, supplemented or otherwise modified from time to time.

                  "CMS" means Centers for Medicare & Medicaid Services of the
         Department of Health and Human Services, and any successor agency.

                  "Collection Agent" means at any time the Person then
         authorized pursuant to Section 6.01 to service, administer and collect
         Purchased Assets.

                  "Collection Agent Fee" has the meaning specified in Section
         6.03.

                                        2

                  "Collections" means, (a) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the applicable Seller or any other Person as a Collection pursuant to
         Section 2.04, and (b) with respect to any Participation Interest, all cash collections and other cash proceeds of the Government Receivable underlying such Participation Interest, including, without limitation, all cash proceeds of Related Security with respect to such
         Participation Interest, and all funds deemed to have been received by the applicable Seller or any other Person as a Collection pursuant to
         Section 2.04.

                  "Contract" means an agreement between a Seller and a Person, or between a PBM and a Contract Payor, pursuant to or under which such
         Person or Contract Payor shall be obligated to pay for pharmaceutical merchandise sold by such Seller or its Affiliates from time to time.

                  "Contract Payor" means a Person who is required under its
         agreement with a PBM to make payments to such PBM who, in turn, pays such amounts to a Seller on such Person's behalf.

                  "Credit and Collection Policy" means those receivables credit and collection policies and practices of each of the Sellers in effect on the date of this Agreement applicable to the Receivables and described in Exhibit A hereto, as modified in compliance with this
         Agreement.

                  "Debt" of any Person means, without duplication, (a) all
         obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d)
         all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of
         Debt of others, (g) all Capital Lease Obligations of such Person, (h)
         all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i)
         all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent of the terms of such Debt provide that such Person is not liable therefor.

                                        3

                  "Defaulted Participation Interest" means a Participation
         Interest in a Government Receivable which is a Defaulted Receivable.

                  "Defaulted Receivable" means a Receivable:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for 120 or more days from the original date of service relating to such Receivable;

                           (ii) as to which the Obligor thereof or any other
                  Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g);

                           (iii) which, consistent with the applicable Seller's
                  Credit and Collection Policy, would be written off as
                  uncollectible; or

                           (iv) as to which the applicable Seller has (or
                  consistent with such Seller's Credit and Collection Policy should have) established a specific reserve for non-payment.

                  "Deferred Purchase Price" means the portion of the Purchase
         Price of Purchased Assets purchased on any Purchase Date exceeding the amount of the Purchase Price under Section 2.02 to be paid in cash.

                  "Deposit Account" means an account maintained at a Deposit
         Bank into which (i) Collections in the form of checks and other items are deposited that have been sent to one or more related Lock Boxes by
         Obligors (other than the Contract Payors paying a PBM) and/or (ii)
         Collections in the form of electronic funds transfers and other items are paid directly by Obligors (other than the Contract Payors paying a
         PBM) and (iii) which is subject to a Deposit Account Agreement.

                  "Deposit Account Agreement" means an agreement among a Seller, the Purchaser (or its assignees or designees) and any Deposit Bank in form and substance satisfactory to the Purchaser (or its assignees or designees).

                  "Deposit Bank" means any of the banks holding one or more
         Deposit Accounts.

                  "Designated Obligor" means, at any time, each Obligor;
         provided, however, that any Obligor shall cease to be a Designated
         Obligor upon three Business Days' notice by the Purchaser (or its assignees or designees) to the applicable Seller.

                  "Determination Date" means the seventh Business Day after the end of each Month, provided that if an Event of Termination has occurred and is continuing, the Sellers or the Purchaser may designate more frequent Determination Dates.

                                        4

                  "Diluted Participation Interest" means a Participation
         Interest in a Government Receivable which is a Diluted Receivable.

                  "Diluted Receivable" means that portion (and only that
         portion) of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by a Seller to deliver any merchandise or provide any services or otherwise to perform under the underlying
         Contract, (ii) any change in the terms of or cancellation of, a
         Contract or any cash discount, discount for quick payment or other adjustment by a Seller which reduces the amount payable by the Obligor on the related Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b)
         subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof);
         provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor.

                  "Discount" means, in respect of each Purchase, 2.00% of the
         Outstanding Balance of the Receivables that are the subject of such
         Purchase; provided, however, the foregoing Discount may be revised prospectively by request of either the Sellers or the Purchaser to reflect changes in recent experience with respect to write-offs, timing and cost of Collections and cost of funds, provided that such revision is consented to by each of the Sellers and the Purchaser (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).

                  "Eligible Receivable" means a Receivable:

                           (i) the Obligor of which is a United States resident,
                  is not an Affiliate of the Parent, and is not a Governmental
                  Entity, except to the extent payment of such Receivable is governed under the Social Security Act (42 U.S.C. ss. 1395, et seq.), including payments under Medicaid and CHAMPUS or
                  regulated by CMS;

                           (ii) the Obligor of which, at the time of the
                  transfer of such Receivable under this Agreement, is a
                  Designated Obligor;

                           (iii) which, at the time of the transfer thereof to
                  the Purchaser under this Agreement, is not a Defaulted
                  Receivable;

                           (iv) the Obligor of which, at the time of the
                  transfer of such Receivable under this Agreement, is not the
                  Obligor of any Defaulted Receivables which in

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                  the aggregate constitute 50% or more of the aggregate
                  Outstanding Balance of all Receivables of such Obligor;

                           (v) which has been billed and, according to the
                  Contract related thereto, is required to be paid in full
                  within 60 days of the original billing date therefor;

                           (vi) which is an obligation representing all or part
                  of the sales price of merchandise, insurance or services
                  within the meaning of Section 3(c)(5) of the Investment
                  Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would
                  constitute a "current transaction" within the meaning of
                  Section 3(a)(3) of the Securities Act of 1933, as amended;

                           (vii) which is an "account" or a "payment intangible"
                  within the meaning of Article 9 of the UCC of the applicable jurisdictions;

                           (viii) which is denominated and payable only in
                  United States dollars in the United States;

                           (ix) which arises under a Contract which, together
                  with such Receivable, is in full force and effect and
                  constitutes the legal, valid and binding obligation of the
                  Obligor of such Receivable and is not subject to any Adverse
                  Claim or any dispute, offset, counterclaim or defense
                  whatsoever (except the potential discharge in bankruptcy of such Obligor and except with respect to adjudication fees
                  charged by any relevant PBM) and is not settled on a net
                  basis;

                           (x) which, together with the Contract related
                  thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                           (xi) which arises under a Contract (other than a
                  Contract with respect to which the related Obligor is a
                  Governmental Entity) which (A) does not contain an enforceable provision requiring the Obligor under such Contract to consent to the transfer, sale or assignment of the Obligor's payment obligation by the applicable Seller, and (B) if such Contract is between a PBM and a Contract Payor, does not contain any enforceable provision prohibiting the transfer, sale or
                  assignment of such Contract Payor's payment obligation to the applicable Seller;

                                        6

                           (xii) which was generated in the ordinary course of
                  the applicable Seller's business;

                           (xiii) which, at the time of the transfer of such
                  Receivable under this Agreement, has not been extended,
                  rewritten or otherwise modified from the original terms
                  thereof;

                           (xiv) the transfer, sale or assignment of which in
                  accordance with the Transaction Documents does not contravene any applicable law, rule or regulation;

                           (xv) which (A) satisfies all applicable requirements
                  of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Purchaser or its assignees may from time to time reasonably specify to the
                  applicable Seller(s) upon 30 days' notice;

                           (xvi) as to which, at or prior to the later of the
                  date of this Agreement and the date such Receivable is
                  created, the Purchaser or its assignees has not notified the applicable Seller that such Receivable (or class of
                  Receivables) is no longer reasonably acceptable for purchase hereunder;

                           (xvii) as to which the applicable Seller has
                  satisfied and fully performed all obligations required to be fulfilled by it;

                           (xviii) as to which the applicable Seller has, or has
                  the right to use, valid provider identification numbers and licenses to generate valid Receivables and all information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct;

                           (xix) as to which the applicable Seller has, or has
                  the right to use, valid provider identification numbers and licenses to generate reports with respect to such Receivable, and all cost reports required by the applicable state agency or other CMS-designated agents or agents of such state agency;

                           (xx) which does not arise from a sale by the
                  applicable Seller from a store located in Hawaii, Illinois,
                  Minnesota, Montana or New Mexico, unless the applicable Seller shall have furnished the Purchaser with an opinion of local counsel, or other evidence satisfactory to the Purchaser, to the effect that the transfer, sale and assignment of
                  Receivables and Participation Interests in accordance with this Agreement from a store located in such state does not violate any provision of the law of such state; and

                                        7

                           (xxi) which is not a Medicare Receivable.

                  "ERISA" means the Employee Retirement Income Security Act of
         1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Event of Termination" has the meaning specified in Section
         7.01.

                  "Facility Termination Date" means the earliest of (i) the
         "Facility Termination Date" (as such term is defined in the Financing
         Agreement), (ii) the date determined pursuant to Section 7.01 and (iii)
         the date which the Parent designates by at least 2 Business Days prior notice to the Purchaser and its assignees (including the Program Agent under the Financing Agreement).

                  "Federal Funds Rate" means, for any period, a fluctuating
         interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of
         1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York,
         or, if such rate is not so published for any day which is a Business
         Day, the average (rounded upwards, if necessary, to the next 1/100 of
         1%) of the quotations for such day on such transactions received by
         Citibank, N.A. from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer,
         principal accounting officer, treasurer, vice president of financial accounting or controller of the relevant Person.

                  "Financing Agreement" means that certain Receivables Financing
         Agreement, dated as of the date hereof, among the Borrower, CAFCO, LLC,
         Jupiter Securitization Corporation and Blue Ridge Asset Funding
         Corporation, each as an investor, Citibank, N.A., Bank One, NA and
         Wachovia Bank, National Association, each as a bank, Citicorp North
         America, Inc., as program agent, Citicorp North America, Inc., Bank
         One, NA and Wachovia Bank, National Association, each as an investor agent, the other investors, banks and investor agents party thereto from time to time, Rite Aid Hdqtrs. Funding, Inc., as the collection agent, the parties thereto named as Originators, and JPMorgan Chase
         Bank as trustee, as amended or restated from time to time.

                  "GAAP" means generally accepted accounting principles in the
         United States.

                  "General Trial Balance" for any Seller on any date means the applicable Seller's (or the Collection Agent's) accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) on such date, listing Obligors (other than

                                        8

         Contract Payors) and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such
         Receivables, in form and substance satisfactory to the Purchaser.

                  "Government Receivable" means any Receivable with respect to which the Obligor is a Governmental Entity.

                  "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42
         U.S.C. ss. 1395, et seq.), including payments under Medicare, Medicaid and CHAMPUS, and payments administered or regulated by CMS.

                  "Governmental Entity Receivables Account Notice" means a
         notice contained in a Governmental Entity Receivables Agreement pursuant to which an Affiliate of the Parent gives revocable standing instructions to the Account Bank to sweep funds on a daily basis from the Governmental Entity Receivables Account to another designated account approved by the Purchaser and its assigns.

                  "Governmental Entity Receivables Account" has the meaning
         given to such term in the definition of Governmental Entity Receivables
         Agreement.

                  "Governmental Entity Receivables Agreement" means an agreement between a bank (an "Account Bank") and one or more Sellers or
         Affiliates of the Parent with respect to one or more accounts (each, a
         "Governmental Entity Receivables Account") or associated Lock-Boxes into which Collections on account of Receivables of Governmental
         Entities are deposited or remitted and which is subject to a
         Governmental Entity Receivables Account Notice.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase
         (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
         Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or

                                        9

         obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HQ" means Rite Aid Hdqtrs. Funding, Inc., a Delaware
         corporation.

                  "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of
         Termination.

                  "Indemnified Amounts" has the meaning specified in Section
         8.01.

                  "Intercreditor Agreement" means that certain Intercreditor
         Agreement dated as of September 22, 2004 by and among Citicorp North
         America, Inc. (as program agent under the Financing Agreement), the
         Borrower, Rite Aid Funding I (formerly known as Cayman Resources (21)
         Ltd. with registration number 138720), the Purchaser, the Sellers, and
         Citicorp North America, Inc. and JPMorgan Chase Bank, as senior collateral agents, as the same may be amended, modified or restated
         from time to time.

                  "Lock-Box" means a post office box either (a) administered by a Deposit Bank for the purpose of receiving Collections, which is the subject of a Deposit Account Agreement, or (b) which receives
         Collections of Government Receivables and is associated with a
         Government Entity Receivables Account that is subject to a Governmental
         Entity Receivables Agreement.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the collectibility of the Receivables, (ii) the ability of the
         Purchaser or any Seller to perform any of its respective material obligations under the Transaction Documents to which it is a party,
         (iii) the legality, validity or enforceability of the Transaction
         Documents (including, without limitation, the validity, enforceability or priority of the ownership interests and security interests granted hereunder) or the rights of or benefits available to the Purchaser under the Transaction Documents, or (iv) the business, assets, operations, condition (financial or otherwise), or prospects of the
         Parent and its subsidiaries, taken as a whole.

                  "Medicaid" means the medical assistance program established by
         Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and
         any statutes succeeding thereto.

                  "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42
         U.S.C. Secs. 1395 et seq.) and any statutes succeeding thereto.

                  "Month" means a fiscal month of the Parent as set forth on
         Schedule 2 hereto, as such schedule shall be updated from time to time in accordance with the terms hereof.

                                       10

                  "Obligor" means a Person obligated to make payments to a
         Seller pursuant to a Contract; provided, however, if a PBM acts as agent for Contract Payors and is obligated, pursuant to a Contract, to turn over to a Seller payments made to it by such Contract Payors, then the term "Obligor" shall include both such PBM and such Contract
         Payors.

                  "Outstanding Balance" means at any time (i) with respect to any Receivable, the then outstanding principal balance thereof and (ii)
         with respect to any Participation Interest, the then outstanding principal balance of the underlying Receivable. Any sales or use tax billed in connection with a Receivable is not included in the
         Outstanding Balance.

                  "Parent" means Rite Aid Corporation, a Delaware corporation.

                  "Participated Receivable" means any Receivable which is the subject of a Purchased Participation Interest.

                  "Participation Interest" means, with respect to any Seller, a
         100% undivided beneficial interest in such Seller's right, title and interest, whether now owned or hereafter arising and wherever located, in, to and under (i) each Government Receivable owned by such Seller,
         (ii) all Related Security and Collections with respect to such
         Government Receivable and (iii) all proceeds of such Government
         Receivable, Related Security, and Collections.

                  "PBM" means a pharmaceutical benefits manager which has
         entered into an agreement with a Seller to make payments as agent for various insurers and other Persons, on account of pharmaceutical goods sold or services rendered by such Seller.

                  "Person" means an individual, partnership, corporation
         (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

                  "Purchase" means a purchase by the Purchaser of Receivables and/or Participation Interests from a Seller pursuant to Article II.

                  "Purchase Date" means each day on which a Purchase is made pursuant to Article II.

                  "Purchase Price" for any Purchase means an amount equal to the
         Outstanding Balance of the Receivables that are the subject of such
         Purchase as set forth in the Seller's General Trial Balance, minus the
         Discount for such Purchase.

                  "Purchased Asset" means any Purchased Receivable or Purchased
         Participation Interest.

                                       11

                  "Purchased Participation Interest" means any Participation
         Interest which is purchased or purported to be purchased by the
         Purchaser pursuant to Article II.

                  "Purchased Receivable" means any Receivable (other than a
         Government Receivable) which is purchased or purported to be purchased by the Purchaser pursuant to Article II.

                  "RAD" means Rite Aid of Delaware, Inc., a Delaware
         corporation.

                  "Receivable" means the indebtedness or obligation of any
         Obligor resulting from the provision or sale of pharmaceutical merchandise by a Seller (or an Affiliate on behalf of such Seller)
         under a Contract (whether constituting an account, instrument, chattel paper, payment intangible or general intangible), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

                  "Related Security" means (a) with respect to any Receivable:

                           (i) all of the applicable Seller's interest in
                  merchandise, if any, (including returned merchandise) relating to any sale giving rise to such Receivable;

                           (ii) all security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

                           (iii) all guaranties, insurance and other agreements
                  or arrangements of whatever character from time to time
                  supporting or securing payment of such Receivable whether
                  pursuant to the Contract related to such Receivable or
                  otherwise; and

                           (iv) the Contract and all other books, records and
                  other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, subject to the rights of any licensors and to applicable law) relating to such Receivable and the related Obligor,

         and (b) with respect to any Participation Interest, the Related
         Security with respect to the Government Receivable that is the subject of such Participation Interest.

                                       12

                  "RFA Final Payment Date" means the later of the "Facility
         Termination Date" (as such term is defined in the Financing Agreement)
         and the date on which all Principal, Yield, fees and other obligations under the Financing Agreement are paid in full.

                  "Secondary Purchase Agreement" means the purchase agreement, dated as of the date hereof, among the Purchaser, as seller, Rite Aid
         Funding I, as purchaser, and HQ, as collection agent, as amended or restated from time to time.

                  "Secured Obligations" has the meaning given to such term in
         Section 5.02 hereof.

                  "Seller Collateral" has the meaning given to such term in
         Section 5.02 hereof.

                  "Seller Report" means a report, in form and substance
         satisfactory to the Purchaser, furnished by the Collection Agent to the
         Purchaser pursuant to Section 6.02(b).

                  "Settlement Date" means a Distribution Date (as such term is defined in the Financing Agreement); provided, however, that following the occurrence of an Event of Termination, Settlement Dates shall occur on such days as are selected from time to time by the Purchaser or its assignees in a written notice to the Collection Agent.

                  "Tangible Net Worth" means at any time the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles for the Purchaser and its subsidiaries on a consolidated basis, after deducting therefrom (without duplication of deductions):

                           (i) any write-up in the book carrying value of any
                  asset resulting from a revaluation thereof subsequent to
                  February 28, 2004;

                           (ii) all reserves, including but not limited to
                  reserves for liabilities, fixed or contingent, deferred income taxes, obsolescence, depletion, insurance, and inventory
                  valuation, which are not deducted from assets;

                           (iii) the amount, if any, at which shares of treasury
                  stock of the Purchaser or a subsidiary appear on the asset side of such balance sheet;

                           (iv) all Debt of the Purchaser and its subsidiaries
                  (after eliminating intercompany items); and

                           (v) the book value of all assets which would be
                  treated as intangibles under generally accepted accounting principles, including, without limitation, good will,
                  trademarks, trade names, patents, copyrights and licenses,

                                       13

                  "Transaction Document" means any of this Agreement, the
         Deposit Account Agreements, the Governmental Entity Receivables
         Agreements, all amendments to any of the foregoing and all other agreements and documents delivered and/or related hereto or thereto.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  SECTION 1.02. Other Terms. All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the
State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF PURCHASES

                  SECTION 2.01. Facility. On the terms and conditions
hereinafter set forth and without recourse to the Sellers (except to the extent specifically provided herein), each Seller shall sell to the Purchaser (i) all of its right, title and interest in, under and to all Receivables (other than
Government Receivables) originated by it from time to time, and (ii)
Participation Interests in all Government Receivables originated by it from time to time, and the Purchaser shall purchase from such Seller all such Receivables
(other than Government Receivables) and all such Participation Interests in
Government Receivables of such Seller from time to time, in each case during the period from the date hereof to the Facility Termination Date.

                  SECTION 2.02.  Making Purchases.

                  (a) Initial Purchase. The Sellers shall give the Purchaser at least one Business Day's notice of their request for the initial Purchase, which request shall specify the date of such Purchase (which shall be a Business Day)
and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Sellers whether it has determined to make such Purchase. On the date of such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(d). Effective upon such payment, each Seller hereby sells, conveys, transfers and assigns to the Purchaser (i) all
Receivables (other than Government Receivables) originated by it in existence on the date of the initial Purchase and (ii) all Participation Interests in all
Government Receivables originated by it in existence on the date of the initial
Purchase.

                  (b) Subsequent Purchases. On each Business Day following the initial Purchase with respect to each Seller, unless either party shall notify the other party to the contrary, such Seller shall sell to the Purchaser and the
Purchaser shall purchase from such

                                       14

Seller, upon satisfaction of the applicable conditions set forth in Article III,
(i) all Receivables (other than Government Receivables) originated by such
Seller, and (ii) Participation Interests in all Government Receivables
originated by such Seller, in each case which have not previously been sold to the Purchaser. The Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(d). Effective on each Purchase Date, each
Seller hereby sells, conveys, transfers and assigns to the Purchaser (i) all
Receivables (other than Government Receivables) originated by it and not previously sold, conveyed, transferred or assigned to the Purchaser and (ii) all
Participation Interests in all Government Receivables originated by it and not previously sold, conveyed, transferred or assigned to the Purchaser

                  (c) Special Provisions Relating to Sales of Participation
Interests. Following each sale of a Participation Interest in a Government
Receivable, each Seller hereby agrees to hold such Government Receivable and any
Related Security, Collections and proceeds with respect thereto for the benefit of the Purchaser; provided that such Seller shall take no action in contravention of any law, rule or regulation applicable to such Government
Receivable. It is understood and agreed that sales of Participation Interests in
Government Receivables shall not include any right to collect the proceeds of any Government Receivable directly from the applicable Governmental Entity, except insofar as a court of competent jurisdiction shall order such
Governmental Entity to make such payments directly to the Purchaser or its assigns.

                  (d) Payment of Purchase Price. The Purchase Price for the
initial Purchase shall be paid on the Purchase Date therefor and the Purchase
Price for each subsequent Purchase shall be paid on the next Settlement Date
(without giving effect to the proviso in the definition thereof) after the
Purchase Date therefor, in each case, by means of any one or a combination of the following: (i) a deposit in same day funds to the applicable Seller's account designated by such Seller, or (ii) an increase in the Deferred Purchase
Price payable to the applicable Seller. The allocation of the Purchase Price as among such methods of payment shall be subject in each instance to the approval of the Purchaser and the applicable Seller; provided, however, that the Deferred
Purchase Price may not be increased to the extent that, after giving effect to such increase, the Tangible Net Worth would be less than 1.00% of the
Outstanding Balance of all Purchased Assets. The obligations of the Purchaser in respect of the Deferred Purchase Price shall be evidenced by the Purchaser's subordinated promissory note in the form of Exhibit C hereto payable to RAD, as agent for the Sellers. Each Seller hereby appoints RAD as its agent for the purpose of collecting and remitting to it amounts payable to it pursuant to such note.

                  (e) Ownership of Receivables, Participation Interests and
Related Security. On each Purchase Date, after giving effect to the Purchase on such date, the Purchaser shall own (i) all Receivables (other than Government
Receivables) originated by the Sellers as of such date (including Receivables which have been previously sold to the Purchaser hereunder), and (ii)
Participation Interests in all Government Receivables originated by the Sellers as of such date (including Participation Interests in Government Receivables which have been previously sold to the Purchaser hereunder). The Purchase of any
Receivable or Participation Interest shall include all Related Security with respect to such Receivable or Participation Interest.

                                       15

                  SECTION 2.03. Collections. (a) Unless otherwise agreed, the
Collection Agent shall, on each Settlement Date, deposit into an account of the
Purchaser or the Purchaser's assignee all Collections of Purchased Assets then held by the Collection Agent.

                  (b) In the event that a Seller believes that Collections which are not Collections of Purchased Assets have been deposited into an account of the Purchaser or the Purchaser's assignee, such Seller shall notify the
Collection Agent who shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Purchaser's satisfaction, to be Collections of Receivables which are not either Purchased
Receivables or Participated Receivables to the applicable Seller.

                  (c) On each Settlement Date, the Purchaser shall pay to the applicable Seller accrued interest on the Deferred Purchase Price and the
Purchaser may, at its option, prepay in whole or in part the principal amount of the Deferred Purchase Price; provided that each such payment shall be made solely from (i) Collections of Purchased Assets after all other amounts then due from the Purchaser under the Secondary Purchase Agreement and from the Borrower under the Financing Agreement have been paid in full and all amounts then required to be set aside by the Purchaser under the Secondary Purchase Agreement and by the Borrower or the Collection Agent under the Financing Agreement have been so set aside or (ii) excess cash flow from operations of the Purchaser which is not required to be applied to the payment of other obligations of the
Purchaser under the Secondary Purchase Agreement; and provided further, that no such payment shall be made at any time when an Event of Termination shall have occurred and be continuing. At such time following the Facility Termination Date when all Principal, Yield and other amounts owed by the Purchaser under the
Secondary Purchase Agreement and by the Borrower under the Financing Agreement shall have been paid in full, the Purchaser shall apply, on each Settlement
Date, all Collections of Purchased Assets received by the Purchaser pursuant to
Section 2.03(a) (and not previously distributed) first to the payment of accrued interest on the Deferred Purchase Price, and then to the reduction of the principal amount of the Deferred Purchase Price.

                  SECTION 2.04. Settlement Procedures. (a) If on any day any
Purchased Asset becomes (in whole or in part) a Diluted Receivable or a Diluted
Participation Interest (as the case may be), the Seller which originated such
Purchased Asset shall be deemed to have received on such day a Collection of such Purchased Asset in the amount of such Diluted Receivable or Diluted
Participation Interest (as the case may be). If such Seller is not the
Collection Agent, such Seller shall pay to the Collection Agent on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection.

                  (b) Upon discovery by a Seller or the Purchaser of a breach of any of the representations and warranties made by any Seller in Section 4.01(j)
with respect to any Purchased Asset, such party shall give prompt written notice thereof to the Purchaser, the Collection Agent, and the applicable Seller, as soon as practicable and in any event within three

                                       16

Business Days following such discovery. The applicable Seller shall, upon not less than two Business Days' notice from the Purchaser or its assignee or designee, repurchase such Purchased Asset on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Purchased Asset.
Each repurchase of a Purchased Asset shall include the Related Security with respect to such Purchased Asset. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Purchased Asset. If the applicable
Seller is not the Collection Agent, such Seller shall pay to the Collection
Agent on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

                  (c) Except as stated in subsection (a) or (b) of this Section
2.04 or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Purchased Receivable or Participated Receivable shall be applied to the Receivables of such Obligor in the order of the age of such
Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

                  SECTION 2.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by a Seller or the Collection Agent hereunder shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to an account or accounts designated by the Purchaser from time to time, which accounts, during the existence of the Financing Agreement, shall be those set forth in the Financing Agreement.

                  (b) Each Seller shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by such Seller
(whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

                  (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a
Business Day, such payment or deposit shall be made on the next succeeding
Business Day and such extension of time shall be included in the computation of such payment or deposit.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

                  SECTION 3.01. Conditions Precedent to Initial Purchase from the Sellers. The initial Purchase of Receivables and/or Participation Interests
from the Sellers hereunder is subject to the conditions precedent that the
Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

                                       17

                  (a) Certified copies of the resolutions of the Board of
         Directors of each of the Sellers approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement. One such certificate will be acceptable for any number of such Persons.

                  (b) A certificate of the Secretary or Assistant Secretary of each of the Sellers certifying the names and true signatures of the officers of such Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder. One such certificate will be acceptable for any number of such Persons.

                  (c) Copies of proper financing statements, duly filed on or before the date of the initial Purchase, naming each Seller as the seller/debtor and the Purchaser as the purchaser/secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Purchased Assets and Related Security and
         Collections with respect thereto.

                  (d) Copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the
         Purchased Assets, Contracts or Related Security previously granted by any Seller, except those security interests subject to the
         Intercreditor Agreement.

                  (e) Completed requests for information, dated on or before the date of such initial Purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c)
         above that name any Seller as debtor, together with copies of such other financing statements (none of which shall cover any Purchased
         Assets, Contracts or Related Security except those evidencing security interests subject to the Intercreditor Agreement).

                  (f) A favorable opinion of (i) Skadden, Arps, Slate, Meagher &
         Flom LLP, counsel for the Sellers, in form and substance satisfactory to the Purchaser, (ii) Chapman & Cutler relating to various states'
         local perfection issues and (iii) Parent's general counsel, in each case, as to such matters as the Purchaser may reasonably request, and

                  (g) Executed copies of (i) Deposit Account Agreements with each Deposit Bank and (ii) Governmental Entity Receivables Agreements
         with each Account Bank.

                  SECTION 3.02. Conditions Precedent to All Purchases. Each
Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that:

                  (a) with respect to any such Purchase, on or prior to the date of such Purchase, the applicable Seller shall have delivered to the
         Purchaser, if requested by the Purchaser,

                                       18

         (i) such Seller's General Trial Balance (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment) as of a date not more than 31 days prior to the date of such
         Purchase, and (ii) such additional information concerning the
         Receivables and Participation Interests to be purchased as may reasonably be requested by the Purchaser;

                  (b) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the
         Purchaser, in form and substance satisfactory to the Purchaser, a completed Seller Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;

                  (c) the applicable Seller shall have marked its master data processing records and, at the request of the Purchaser, each Contract giving rise to Purchased Assets and all other relevant records evidencing the Receivables and Participation Interests which are the subject of such Purchase with a legend, acceptable to the Purchaser, stating that such Receivables and Participation Interests, together with the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement; and

                  (d) on the date of such Purchase the following statements
         shall be true (and the applicable Seller, by accepting the Purchase
         Price for such Purchase, shall be deemed to have certified that):

                           (i) The representations and warranties made by such
                  Seller in Section 4.01 are correct on and as of the date of such Purchase as though made on and as of such date,

                           (ii) No event has occurred and is continuing, or
                  would result from such Purchase, that constitutes an Event of
                  Termination or an Incipient Event of Termination and

                           (iii) The Purchaser shall not have delivered to the
                  Sellers a notice that the Purchaser shall not make any further
                  Purchases hereunder; and

                  (e) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.

                                       19

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Sellers.
Each Seller represents and warrants as to itself as follows (except that the representation and warranty in subsection (f) is made solely by the Parent):

                  (a) Such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of it jurisdiction of incorporation (as listed in Schedule 1 hereto as amended from time to time), and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  (b) The execution, delivery and performance by such Seller of this Agreement and the other documents to be delivered by it hereunder, including such Seller's sale of Receivables and Participation Interests hereunder and such Seller's use of the proceeds of Purchases, (i) are within such Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) such
         Seller's charter or by-laws, (2) any law, rule or regulation applicable to such Seller, (3) any contractual restriction binding on or affecting such Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of such
         Seller's interest in the Purchased Assets pursuant to this Agreement).
         This Agreement has been duly executed and delivered by such Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such
         Seller of this Agreement or any other document to be delivered by it hereunder, except for the filing of UCC financing statements referred to herein.

                  (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

                  (e) Purchases made pursuant to this Agreement will constitute a valid sale, transfer, and assignment of the Purchased Assets to the
         Purchaser, enforceable against

                                       20

         creditors of, and purchasers from, such Seller. Such Seller shall have no remaining property interest in any Purchased Asset.

                  (f) The consolidated balance sheet of the Parent and its
         consolidated sub sidiaries as at February 28, 2004, and the related statements of income, stockholders equity and cash flows of the Parent and its consolidated subsidiaries for the fiscal year then ended, reported on by Deloitte & Touche LLP, copies of which have been furnished to the Purchaser, fairly present the financial condition and results of operations and cash flows of the Parent and its consolidated subsidiaries as of and for the fiscal year ended on such date, in accordance with GAAP. Since February 28, 2004 there has been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), or prospects of the
         Parent and its subsidiaries, taken as a whole.

                  (g) Except as set forth in Schedule 3 hereto (or as otherwise disclosed by the Parent in its publicly available SEC filings), there is no pending or threatened action, investigation or proceeding affecting such Seller or any of its subsidiaries before any court, governmental agency or arbitrator which if determined adversely to any of them, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (h) No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (i) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (j) Each Receivable (including, without limitation, each
         Participated Receivable) originated by such Seller and characterized in any Seller Report as an Eligible Receivable is, as of the date of such
         Seller Report (or if applicable, as of a date certain specified in such report) an Eligible Receivable. Each Purchased Asset, together with the
         Related Security, is owned (immediately prior to its sale hereunder) by the applicable Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a Purchase it shall acquire valid and perfected first priority ownership of each Purchased Asset and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect covering any
         Purchased Asset, any interest therein, the Related Security or
         Collections with respect thereto is on file in any recording office except such as may be filed in favor of Purchaser in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser or those which relate to security interests that are subject to the Intercreditor
         Agreement.

                                       21

                  (k) Each Seller Report (if prepared by such Seller, or to the extent that information contained therein is supplied by such Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time (whether before or after the date of this Agreement) by such Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the
         Purchaser at such time) as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (l) The principal place of business and chief executive office of such Seller and the office where such Seller keeps its records concerning the Purchased Assets are located at the address or addresses referred to in Section 5.01(b).

                  (m) The names and addresses of all the Deposit Banks and
         Account Banks, together with the post office boxes and account numbers of the Lock-Boxes, Deposit Accounts at such Deposit Banks, and
         Governmental Entity Receivables Accounts at such Account Banks are specified in Exhibit B (as the same may be updated from time to time pursuant to Section 5.01(g)). The Lock-Boxes, Deposit Accounts and
         Governmental Entity Receivables Accounts are the only post office boxes and bank accounts into which Collections of Receivables and
         Participation Interests are deposited or remitted.

                  (n) Except as set forth under the name of such Seller in
         Schedule 4, such Seller is not known by and does not use any tradename or doing-business-as name.

                  (o) With respect to any programs used by such Seller in the servicing of the Receivables and Participation Interests, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent pursuant to Section 6.01 so that such new Collection Agent shall have the benefit of such programs (it being understood that, however, the Collection Agent, if other than HQ, shall be required to be bound by a confidentiality agreement reasonably acceptable to HQ (on behalf of itself and each of the Sellers)).

                  (p) The transfers of Purchased Assets by such Seller to the
         Purchaser pursuant to this Agreement, and all other transactions between such Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.

                  (q) Such Seller has timely filed or caused to be filed all required income tax and sales tax returns and reports and all other material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes due pursuant to such returns or pursuant to any assessment received by such Seller, except where the payment

                                       22

         of any such taxes is being contested in good faith by appropriate proceedings and for which such Seller has set aside on its books adequate reserves. The charges, accruals and reserves on the books of such Seller in respect of such taxes or charges imposed by all
         Governmental Entities are, in the opinion of such Seller, adequate for the payment thereof.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Covenants of the Sellers. Each Seller covenants as to itself from the date hereof until the first day following the Facility
Termination Date on which all of the Purchased Assets are either collected in full or become Defaulted Receivables or Defaulted Participation Interests (as
the case may be):

                  (a) Compliance with Laws, Etc. Such Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Offices, Records, Name and Organization. Such Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Purchased Assets at the address of such Seller set forth on Exhibit D hereto or, upon 30 days' prior written notice to the Purchaser and its assignees, at any other locations within the United States. No Seller will change its name or its jurisdiction of organization, unless (i) such Seller shall have provided the Purchaser and its assignees with at least 30 days'
         prior written notice thereof and (ii) no later than the effective date of such change, all actions required by Section 5.01(j) shall have been taken and completed. Such Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Purchased Assets and related
         Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all
         Purchased Assets (including, without limitation, records adequate to permit the daily identification of each new Purchased Asset and all
         Collections of and adjustments to each existing Purchased Asset). Such
         Seller shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold by it to the Purchaser hereunder, and which Receivables have been the subject of a sale of Participation Interests in such Receivable.

                                       23

                  (c) Performance and Compliance with Contracts and Credit and
         Collection Policy. Such Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables and Participated Receivables, and timely and fully comply in all material respects with the Credit and Collection
         Policy in regard to each Purchased Receivable, each Participated
         Receivable and the related Contract.

                  (d) Sales, Liens, Etc. Except for the sales of Purchased
         Assets contemplated herein, such Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any
         Purchased Asset, Receivable, Related Security, related Contract or
         Collections, or upon or with respect to any account to which any
         Collections of any Purchased Asset are sent, or assign any right to receive income in respect thereof.

                  (e) Extension or Amendment of Purchased Assets. Except as
         provided in Section 6.02(c), such Seller will not extend, amend or otherwise modify the terms of any Purchased Receivable or Participated
         Receivable, or amend, modify or waive any term or condition of any
         Contract (to which it is a party) related thereto.

                  (f) Change in Business or Credit and Collection Policy. Such
         Seller will not make any change in the character of its business or in the Credit and Collection Policy that could, in either case, reasonably be expected to result in a Material Adverse Effect.

                  (g) Change in Payment Instructions to Obligors. Such Seller
         will not add or terminate any post office box, bank, or bank account as a Lock-Box, Deposit Bank, Deposit Account, Governmental Entity
         Receivables Account or Account Bank from those listed in Exhibit B to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to any such box or account, unless the
         Purchaser shall have received notice of such addition, termination or change (including an updated Exhibit B) and a fully executed Deposit
         Account Agreement or Governmental Entity Receivables Agreement with each new Deposit Bank or Account Bank, as the case may be, with respect to each new Lock-Box, Deposit Account, or Governmental Entity
         Receivables Account.

                  (h) Deposits to Lock-Boxes, Deposit Accounts and Governmental
         Entity Receivables Accounts. Such Seller will instruct all of its
         Obligors that are Governmental Entities (other than Contract Payers) to remit all their payments in respect of Participated Receivables to
         Governmental Entity Receivables Accounts or Lock-Boxes associated therewith. Such Seller will instruct all of its Obligors that are not
         Governmental Entities (other than Contract Payors) to remit all their payments in respect of Purchased Receivables to Deposit Accounts or
         Lock-Boxes associated therewith. If a Seller shall receive any
         Collections directly, it shall immediately (and in any event within one
         Business Day) deposit the same to a Deposit Account or Governmental
         Entity

                                       24

         Receivables Account, as the case may be. No Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box, Deposit Account or Governmental Entity Receivables
         Account cash or cash proceeds other than Collections of Purchased
         Receivables and Participated Receivables.

                  (i) Audits. Such Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns, permit the
         Purchaser, or its agents, represen- tatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents
         (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to Purchased
         Assets and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such
         Seller for the purpose of examining such materials described in clause
         (i) above, and to discuss matters relating to Purchased Assets and the
         Related Security or such Seller's performance hereunder or under the
         Contracts with any of the officers or employees of such Seller having knowledge of such matters.

                  (j) Further Assurances. (i) Such Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or its assignees may reasonably request, to perfect, protect or more fully evidence the sale of Purchased Assets under this Agreement, or to enable the Purchaser or its assignees to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, such
         Seller will, upon the request of the Purchaser or its assignees, (A)
         execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such
         Purchased Assets; and (B) deliver to the Purchaser copies of all
         Contracts (to which it is a party) relating to the Purchased Assets and all records relating to such Contracts and the Purchased Assets, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the
         Purchaser's computer equipment).

                           (ii) Such Seller authorizes the Purchaser or its
         assignees to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Purchased Assets and the Related Security, the related Contracts and the Collections with respect thereto.

                           (iii) Such Seller shall perform its obligations under
         the Contracts related to the Purchased Receivables and Participated
         Receivables to the same extent as if the Purchased Receivables and
         Participated Receivables had not been sold or transferred.

                  (k) Reporting Requirements. Parent will provide to the
         Purchaser the following:

                                       25

                             (i) as soon as available and in any event within 50
         days (or such earlier date that is 5 days after the then-current filing deadline for the Parent's Quarterly Report on Form 10-Q) after the end of each of the first three quarters of each fiscal year of Parent, balance sheets of Parent and its consolidated subsidiaries as of the end of such quarter and statements of income and cash flows for the then elapsed portion of such fiscal year of the Parent and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Financial Officer of the Parent;

                           (ii) as soon as available and in any event within 105
         days (or such earlier date that is 10 days after the then-current filing deadline for the Parent's Annual Report on Form 10-K) after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its consolidated subsidiaries and related statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any material qualification or exception as to the scope of the audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

                           (iii) as soon as possible and in any event within
         five days after the occurrence of each Event of Termination or
         Incipient Event of Termination, a statement of a Financial Officer of the Parent setting forth details of such Event of Termination or
         Incipient Event of Termination and the action that Parent or the applicable Seller has taken and proposes to take with respect thereto;

                            (iv) at least 30 days prior to any change in a
         Seller's name or state of incorporation, a notice setting forth the new name or state of incorporation and the effective date thereof;

                           (v) at least 60 days prior to the end of the last
         fiscal year of the Parent referred to in Schedule 2, a new Schedule 2, setting forth the Months for the upcoming fiscal year or years; and

                           (vi) such other information respecting the Purchased
         Assets or the condition or operations, financial or otherwise, of any
         Seller as the Purchaser may from time to time reasonably request, to the extent such disclosure is permitted under applicable law, rule or regulation.

         Reports and financial statements required to be delivered pursuant to clauses (i) and (ii) of this Section 5.01(k) shall be deemed to have been delivered on the date on which the

                                       26

         Parent posts such reports, or reports containing such financial statements, on the Parent's website on the internet at
         http://www.riteaid.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov.

                  (l) Additional Information. If additional information is
         requested by the Obligor as to a bill or supporting claim documents, such Seller has or will promptly provide the same, and if any error has been made with respect to such information, such Seller will promptly correct the same and, if necessary, rebill such Receivable.

                  SECTION 5.02. Grant of Security Interest. Each of the Sellers
and the Purchaser intend that the transfer of each Purchased Receivable and
Participation Interest hereunder from the Sellers to the Purchaser be treated as a sale of all of the applicable Seller's right, title and interest in, to and under such Purchased Receivable and Participation Interest (as the case may be)
and that, immediately after giving effect to the transfer, such Seller has no further interest (legal or equitable) in any Purchased Receivable or
Participation Interest. Each Seller and the Purchaser shall record each Purchase as a sale or purchase, as the case may be, on its books and records, and reflect each Purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of the
Sellers and the Purchaser, any Purchase of Purchased Receivables and/or
Participation Interests hereunder is not characterized as a sale but rather as a collateral transfer for security (or the transactions contemplated hereby are characterized as a financing transaction), such Purchase shall be deemed to be a secured financing, secured by a security interest in all of the related Seller's right, title and interest now or hereafter existing and hereafter arising in, to and under (i) all Receivables now existing and hereafter arising, (ii) all
Participation Interests, (iii) all Related Security, (iv) all Collections with respect to the items in clauses (i) through (iii), and (v) all proceeds of the foregoing (collectively, the "Seller Collateral"), provided that no security interest is granted in, and the Seller Collateral shall not include any,
Post-Event Receivables (as such term is defined in the Intercreditor Agreement).
In furtherance of the foregoing, each Seller hereby grants, to the Purchaser a security interest in all of such Seller's right, title and interest now or hereafter existing in, to and under the Seller Collateral to secure the repayment of all amounts due and owing by such Seller to the Purchaser hereunder with accrued interest thereon, if applicable, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (such amounts the "Secured Obligations").

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

                  SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Purchased Assets shall be conducted by such
Person (the "Collection Agent") so designated hereunder from time to time. Until the RFA Final Payment Date, HQ (or such other Person as may be designated from time to time under the Financing Agreement) is

                                       27

hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Thereafter, the Purchaser may designate as Collection Agent any other Person to succeed HQ or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Purchaser, subcontract with any other Person for the servicing, administration or collection of Purchased Assets. Any such subcontract shall not affect the
Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof, and any such subcontract shall terminate upon designation of a successor Collection Agent.

                  SECTION 6.02. Duties of Collection Agent. (a) The Collection
Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Asset from time to time, all in accordance in all material respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection
Policy. The Purchaser hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Purchased Assets, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection
Agent (if other than the Purchaser) shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Purchased Assets and shall act in the best interests of the Purchaser and its assignees.

                  (b) On or before each Determination Date, the Collection Agent shall prepare and forward to the Purchaser (i) a Seller Report, relating to all then outstanding Purchased Assets, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Collection
Agent on the last day of the immediately preceding Month, and (ii) if requested by the Purchaser, a listing by Obligor (other than Contract Payors) of all
Purchased Assets, together with an aging report of such Purchased Assets.

                  (c) If no Event of Termination or Incipient Event of
Termination shall have occurred and be continuing, HQ, while it is the
Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Purchased
Receivable or Participated Receivable as it deems appropriate to maximize
Collections thereof, or otherwise amend or modify other terms of any Purchased
Receivable or Participated Receivable.

                  (d) Each Seller shall deliver to the Collection Agent, and the
Collection Agent shall hold in trust for such Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Purchased Assets.

                  (e) The Collection Agent shall as soon as practicable
following receipt turn over to the applicable Seller any cash collections or other cash proceeds received with respect to Receivables not constituting
Purchased Receivables or Participated Receivables.

                                       28

                  (f) The Collection Agent also shall perform the other
obligations of the "Collection Agent" set forth in this Agreement with respect to the Purchased Assets.

                  SECTION 6.03. Collection Agent Fee. The Purchaser shall pay to the Collection Agent, so long as it is acting as the Collection Agent hereunder, a periodic collection fee (the "Collection Agent Fee") of 1.00% per annum on the average daily aggregate Outstanding Balance of the Purchased Assets, payable in arrears on each Settlement Date or such other day during each Month as the
Purchaser and the Collection Agent shall agree.

                  SECTION 6.04. Certain Rights of the Purchaser. (a) The
Purchaser may, at any time during the existence of an Event of Termination or
Incipient Event of Termination, give notice of ownership and/or direct the
Obligors of Purchased Assets and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Purchased Asset shall be made directly to the Purchaser or its assignees. Each Seller hereby transfers to the Purchaser (and its assigns and designees) the exclusive ownership and control of the Lock-Boxes and Deposit Accounts maintained by such
Seller for the purpose of receiving Collections (other than Collections from
Governmental Entities).

                  (b) Each Seller shall, at any time during the existence of an
Event of Termination or Incipient Event of Termination upon the Purchaser's request and at such Seller's expense, give notice of the Purchaser's ownership to each Obligor of Purchased Assets and, to the extent permitted under applicable law, direct that payments of all amounts payable under the Purchased
Receivables and Participated Receivables be made directly to the Purchaser or its assignees.

                  (c) At the Purchaser's request and at the applicable Seller's expense, each Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Purchased Assets, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Purchased Receivables and Participated Receivables, and
shall make the same available to the Purchaser at a place selected by the
Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of
Purchased Assets in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The
Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

                  (d) Each Seller authorizes the Purchaser to take any and all steps in the applicable Seller's name and on behalf of such Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Purchased Receivables and Participated Receivables,
including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections of Purchased Assets and enforcing the
Purchased Receivables and Participated Receivables and the Related Security and
related Contracts.

                                       29

                  SECTION 6.05. Rights and Remedies. (a) If any Seller or the
Collection Agent fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) (after notice to such Seller or
Collection Agent and such failure to perform, if capable of being cured, is not cured within 10 days after such notice is sent) itself perform, or cause performance of, such obligation, and, if a Seller (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be payable by such non-performing Seller as provided in Section 8.01 or Section 9.04 as applicable.

                  (b) Each Seller shall perform all of its obligations under the
Contracts related to the Purchased Receivables and Participated Receivables to
the same extent as if such Seller had not sold Receivables or Participation
Interests hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve such Seller from such obligations or its obligations with respect to the Purchased Receivables and Participated Receivables. The Purchaser
shall not have any obligation or liability with respect to any Purchased
Receivables and Participated Receivables or related Contracts, nor shall the
Purchaser be obligated to perform any of the obligations of the applicable
Seller thereunder.

                  (c) Each Seller shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Purchased Receivables and
Participated Receivables.

                  (d) Each Seller hereby grants to Collection Agent an
irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by Purchaser
(whether or not from such Seller) in connection with any Purchased Asset.

                  SECTION 6.06. Transfer of Records to Purchaser. Each Purchase
of Receivables and Participation Interests hereunder shall include the transfer to the Purchaser of all of the applicable Seller's right and title to and interest in the records relating to such Receivables or Participation Interests
(as the case may be) and, subject to the rights of any licensors and applicable law, shall include an irrevocable non-exclusive license to the use of the applicable Seller's computer software system to access and create such records.
Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Purchased Assets are either collected in full or become Defaulted Receivables or Defaulted Participation
Interests (as the case may be).

                  Each Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Purchased Assets and rights (whether by ownership, license or sublicense) to the use of such Seller's computer software system to access and create such records, subject to the rights of any licensors and applicable law.

                                       30

                  In recognition of the applicable Seller's need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to such Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of such Seller's business or in performance of its duties as Collection Agent, provided that (i)
such Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period and (ii) such Seller consents to the assignment and delivery of the records (including any information contained therein relating to such Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

                  SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

                  (a) The Collection Agent (if other than the Purchaser) (i)
         shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) or (iii) of this subsection (a)) and such failure, if capable of being cured, shall remain unremedied for ten days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement or (iii) shall fail to deliver any Seller Report when required and such failure shall remain unremedied for one Business Day (provided that the grace period in this clause (iii) may not be utilized more than once in any Month);
         or

                  (b) Any Seller shall fail to make any payment required under
         Section 2.04(a) or 2.04(b); or

                  (c) Any representation or warranty (unless such representation or warranty relates solely to one or more specific Receivables incorrectly characterized as Eligible Receivables and the applicable
         Seller shall have made any required deemed Collection payment pursuant to Section 2.04 with respect to such Receivables) made or deemed made by any Seller (or any of its officers) under or in connection with this
         Agreement or any information or report delivered by any Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) Any Seller shall fail to perform or observe any other
         term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such
         Seller by the Purchaser or its assignees, provided that failure to

                                       31

         perform or observe any covenant contained in Sections 5.01(b), 5.01(d),
         5.01(g), and 5.01(h) shall not be entitled to the benefit of such
         10-day period; or

                  (e) Any Seller or the Collection Agent (if other than the
         Purchaser) shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least
         $25,000,000 in the aggregate when the same becomes due and payable
         (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) Any Purchase of Receivables or Participation Interests
         hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Receivables, Participation Interests, Related
         Security and Collections free and clear of any Adverse Claim; or

                  (g) Any Seller or the Collection Agent (if other than the
         Purchaser) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Seller or the
         Collection Agent (if other than the Purchaser) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

                  (h) an Event of Termination shall have occurred under the
         Financing Agreement; or

                                       32

                  (i) There shall have occurred any event which may materially adversely affect the collectibility of the Purchased Receivables or
         Participated Receivables or the ability of any Seller to collect
         Purchased Receivables or Participated Receivables or otherwise perform its respective obligations under this Agreement;

then, and in any such event, the Purchaser may in its sole discretion without regard to Section 9.08, by notice to the Parent and the Sellers take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and all Purchases hereunder shall cease immediately and (y) following the RFA Final Payment Date, without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed HQ (or any successor Collection Agent) as Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, HQ (if it is then serving as the
Collection Agent) shall cease to be the Collection Agent, and the Purchaser (or, prior to the RFA Final Payment Date, the Person designated under the Financing
Agreement) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01. Indemnities by the Sellers. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, each Seller hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an "Indemnified Party"), from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Indemnified Party arising out of or as a result of this Agreement or the purchase of any Purchased Assets or in respect of any Purchased Asset,
Participated Receivable or any Contract, including, without limitation, arising out of or as a result of:

                  (i) the characterization in any Seller Report or other
         statement made by such Seller of any Purchased Receivable or
         Participated Receivable as an Eligible Receivable which is not an
         Eligible Receivable as of the date on which such information was certified;

                                       33

                  (ii) any representation or warranty or statement made or
         deemed made by such Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

                  (iii) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Purchased Asset,
         Participated Receivable or the related Contract; or the failure of any
         Purchased Asset, Participated Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                  (iv) the failure to vest in the Purchaser absolute ownership of the Purchased Receivables and Participation Interests that are, or that purport to be, the subject of a Purchase under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

                  (v) the failure of such Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Receivables or Participation Interests
         that are, or that purport to be, the subject of a Purchase under this
         Agreement and the Related Security and Collections in respect thereof, whether at the time of any Purchase or at any subsequent time;

                  (vi) any dispute, claim, offset or defense (other than
         discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of (A) a
         Purchase under this Agreement, or (B) a Participation Interest
         Purchased under this Agreement from such Seller (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by such Seller acting as Collection Agent);

                  (vii) any failure of such Seller to perform its duties or
         obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Purchased
         Receivable or Participated Receivable;

                  (viii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract related to a Purchased Receivable or
         Participated Receivable originated by such Seller;

                  (ix) the commingling of Collections of Purchased Assets by such Seller (or a designee of such Seller), as Collection Agent or otherwise, at any time with other funds of any Seller or an Affiliate of any Seller;

                                       34

                  (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases by such Seller or the ownership by such Seller of Receivables, Participation Interests
         (and the Government Receivables with respect thereto) the Related
         Security, or Collections with respect thereto or in respect of any
         Receivable, Participation Interests (and the Government Receivables
         with respect thereto) Related Security or Contract;

                  (xi) any failure of such Seller to comply with its covenants contained in this Agreement;

                  (xii) any claim brought by any Person other than an
         Indemnified Party arising from any activity such Seller or any designee of such Seller in servicing, administering or collecting any Purchased
         Asset or Participated Receivable;

                  (xiii) any Purchased Asset becoming (in whole or in part) a
         Diluted Receivable or a Diluted Participation Interest;

                  (xiv) in the case of a Contract between a Seller and a PBM, where such PBM acts as an agent for Contract Payors rather than as a principal, the inability of the Purchaser to enforce any Receivable arising under such contract directly (by contract or by operation of law) against such Contract Payor, except to the extent such Contract
         Payor is a Governmental Entity and such enforcement rights are limited by the 1972 Amendments to the Social Security Act; or

                  (xv) the inability of the Purchaser to exercise its rights under this Agreement to review any Contract which contains a confidentiality provision that purports to restrict its ability to do so, or any litigation or proceeding relating to any such
         confidentiality provision.

It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Purchased Assets and (ii) that nothing in this Section 8.01 shall require any Seller to indemnify any Person
(A) for Purchased Receivables and Participation Interests which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes measured by income incurred by such Person arising out of or as a result of this Agreement or in respect of any Purchased
Asset, Participated Receivable or any Contract.

                                   ARTICLE IX

                                       35

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by a Seller therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Sellers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  SECTION 9.02. Notices, Etc. All notices and other
communications hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to each party hereto, at its address set forth on Exhibit D hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notwithstanding anything herein to the contrary, delivery of a single notice to the Parent shall constitute delivery of a notice to each and every one of the Sellers. All notices and communications given to any party hereto shall be deemed to have been given on the date of receipt.

                  SECTION 9.03. Binding Effect; Assignability. (a) This
Agreement shall be binding upon and inure to the benefit of the Sellers, the
Purchaser and their respective successors and assigns; provided, however, that no Seller may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Purchased Assets, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

                  (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Purchased Receivables and Participated Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by a Seller pursuant to Article IV and the provisions of Article
VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 9.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, the Sellers agree to pay on demand, on a joint and several basis, all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket

                                       36

expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Sellers agree to pay, on a joint and several basis, all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Purchased Assets which are not paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor.

                  (b) In addition, the Sellers agree to pay, on a joint and
several basis, any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Sellers agree, on a joint and several basis, to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 9.05.  [Intentionally Omitted]

                  SECTION 9.06. Confidentiality. Unless otherwise required by applicable law, each party hereto agrees to maintain the confidentiality of this
Agreement in communications with third parties and otherwise; provided that this
Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, and (ii) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential.

                  SECTION 9.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN
ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF
NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT
WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO
THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION
AND THE EFFECT OF PERFECTION OR NON- PERFECTION OF THE PURCHASER'S OWNERSHIP OF
OR SECURITY INTEREST IN THE RECEIVABLES ARE GOVERNED BY THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 9.08. Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and each of the Sellers hereby consents to any such assignments. All such assignees, including parties to the Financing Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's

                                       37

rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

                  SECTION 9.09. Execution in Counterparts. This Agreement may be
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                                       38

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLERS:                               RITE AID CORPORATION
                                       RITE AID OF CONNECTICUT, INC.
                                       RITE AID OF DELAWARE, INC.
                                       RITE AID OF GEORGIA, INC.
                                       RITE AID OF INDIANA, INC.
                                       RITE AID OF KENTUCKY, INC.
                                       RITE AID OF MAINE, INC.
                                       RITE AID OF MARYLAND, INC.
                                       RITE AID OF MICHIGAN, INC.
                                       RITE AID OF NEW HAMPSHIRE, INC.
                                       RITE AID OF NEW JERSEY, INC.
                                       RITE AID OF NEW YORK, INC.
                                       RITE AID OF OHIO, INC.
                                       RITE AID OF PENNSYLVANIA, INC.
                                       RITE AID OF TENNESSEE, INC.
                                       RITE AID OF VERMONT, INC.
                                       RITE AID OF VIRGINIA, INC.
                                       RITE AID OF WASHINGTON, D.C., INC.
                                       RITE AID OF WEST VIRGINIA, INC.
                                       KEYSTONE CENTERS, INC.
                                       THE LANE DRUG COMPANY
                                       RITE AID DRUG PALACE, INC.
                                       THRIFTY PAYLESS, INC.
                                       HARCO, INC.
                                       PERRY DRUG STORES, INC.
                                       APEX DRUG STORES, INC.
                                       PDS-1 MICHIGAN, INC.
                                       RDS DETROIT, INC.
                                       K & B ALABAMA CORPORATION
                                       K & B LOUISIANA CORPORATION
                                       K & B MISSISSIPPI CORPORATION
                                       K & B TENNESSEE CORPORATION

                                       By: _____________________________________

                                       Title: __________________________________

                 Signature Page to Originator Purchase Agreement
                 -----------------------------------------------

PURCHASER:                             RITE AID HDQTRS. FUNDING, INC.

                                       By: _____________________________________

                                       Title: __________________________________

COLLECTION AGENT:                      RITE AID HDQTRS. FUNDING, INC.

                                       By: _____________________________________

                                       Title: __________________________________

                 Signature Page to Originator Purchase Agreement
                 -----------------------------------------------

PARENT:                                RITE AID CORPORATION

                                       By: _____________________________________

                                       Title: __________________________________

                 Signature Page to Originator Purchase Agreement
                 -----------------------------------------------

                                   SCHEDULE 1

                                 LIST OF SELLERS

         Rite Aid Corporation, a Delaware corporation
         Rite Aid of Connecticut, Inc., a Connecticut corporation
         Rite Aid of Delaware, Inc., a Delaware corporation
         Rite Aid of Georgia, Inc., a Georgia corporation
         Rite Aid of Indiana, Inc., an Indiana corporation
         Rite Aid of Kentucky, Inc., a Kentucky corporation
         Rite Aid of Maine, Inc., a Maine corporation
         Rite Aid of Maryland, Inc., a Maryland corporation
         Rite Aid of Michigan, Inc., a Michigan corporation
         Rite Aid of New Hampshire, Inc., a New Hampshire corporation
         Rite Aid of New Jersey, Inc., a New Jersey corporation
         Rite Aid of New York, Inc., a New York corporation
         Rite Aid of Ohio, Inc., an Ohio corporation
         Rite Aid of Pennsylvania, Inc., a Pennsylvania corporation
         Rite Aid of Tennessee, Inc., a Tennessee corporation
         Rite Aid of Vermont, Inc., a Vermont corporation
         Rite Aid of Virginia, Inc., a Virginia corporation
         Rite Aid of Washington, D.C., Inc., a District of Columbia corporation
         Rite Aid of West Virginia, Inc., a West Virginia corporation
         Keystone Centers, Inc., a Pennsylvania corporation
         The Lane Drug Company, an Ohio corporation
         Rite Aid Drug Palace, Inc., a Delaware corporation
         Thrifty PayLess, Inc., a California corporation
         Harco, Inc., an Alabama corporation
         Perry Drug Stores, Inc., a Michigan corporation
         Apex Drug Stores, Inc., a Michigan corporation
         PDS-1 Michigan, Inc., a Michigan corporation
         RDS Detroit, Inc., a Michigan corporation
         K & B Alabama Corporation, an Alabama corporation
         K & B Louisiana Corporation, a Louisiana corporation
         K & B Mississippi Corporation, a Mississippi corporation
         K & B Tennessee Corporation, a Tennessee corporation

                                     Sch 1-1

                                   SCHEDULE 2

                                     MONTHS

                                Fiscal Year 2004
                                ----------------

Period          Start                  End                     # of Wks
------          -----                  ---                     --------

1               3/2/2003               3/29/2003               4

2               3/30/2003              4/26/2003               4

3               4/27/2003              5/31/2003               5

4               6/1/2003               6/28/2003               4

5               6/29/2003              7/26/2003               4

6               7/27/2003              8/30/2003               5

7               8/31/2003              9/27/2003               4

8               9/28/2003              10/25/2003              4

9               10/26/2003             11/29/2003              5

10              11/30/2003             12/27/2003              4

11              12/28/2003             1/24/2004               4

12              1/25/2004              2/28/2004               5

                                     Sch 2-1

                                   SCHEDULE 2

                                     MONTHS

                          Fiscal Year 2005 (leap year)
                          ----------------------------

Period          Start                  End                      # of Wks
------          -----                  ---                      --------

1               2/29/2004              3/27/2004                4

2               3/28/2004              4/24/2004                4

3               4/25/2004              5/29/2004                5

4               5/30/2004              6/26/2004                4

5               6/27/2004              7/24/2004                4

6               7/25/2004              8/28/2004                5

7               8/29/2004              9/25/2004                4

8               9/26/2004              10/23/2004               4

9               10/24/2004             11/27/2004               5

10              11/28/2004             12/25/2004               4

11              12/26/2004             1/22/2005                4

12              1/23/2005              2/26/2005                5

                                     Sch 2-2

                                   SCHEDULE 2

                                     MONTHS

                           Fiscal Year 2006 (53 weeks)
                           ---------------------------

Period          Start                  End                     # of Wks
------          -----                  ---                     --------

1               2/27/2005              3/26/2005               4

2               3/27/2005              4/23/2005               4

3               4/24/2005              5/28/2005               5

4               5/29/2005              6/25/2005               4

5               6/26/2005              7/23/2005               4

6               7/24/2005              8/27/2005               5

7               8/28/2005              9/24/2005               4

8               9/25/2005              10/22/2005              4

9               10/23/2005             11/26/2005              5

10              11/27/2005             12/31/2005              5

11              1/1/2006               1/28/2006               4

12              1/29/2006              3/4/2006                5

                                     Sch 2-3

                                   SCHEDULE 2

                                     MONTHS

                                Fiscal Year 2007
                                ----------------

Period          Start                  End                     # of Wks
------          -----                  ---                     --------
1               3/5/2006               4/1/2006                4
2               4/2/2006               4/29/2006               4
3               4/30/2006              6/3/2006                5
4               6/4/2006               7/1/2006                4
5               7/2/2006               7/29/2006               4
6               7/30/2006              9/2/2006                5
7               9/3/2006               9/30/2006               4
8               10/1/2006              10/28/2006              4
9               10/29/2006             12/2/2006               5
10              12/3/2006              12/30/2006              4
11              12/31/2006             1/27/2007               4
12              1/28/2007              3/3/2007                5

                                     Sch 2-4

                                   SCHEDULE 2

                                     MONTHS

                          Fiscal Year 2008 (leap year)
                          ----------------------------

Period          Start                  End                     # of Wks
------          -----                  ---                     --------

1               3/4/2007               3/31/2007               4

2               4/1/2007               4/28/2007               4

3               4/29/2007              6/2/2007                5

4               6/3/2007               6/30/2007               4

5               7/1/2007               7/28/2007               4

6               7/29/2007              9/1/2007                5

7               9/2/2007               9/29/2007               4

8               9/30/2007              10/27/2007              4

9               10/28/2007             12/1/2007               5

10              12/2/2007              12/29/2007              4

11              12/30/2007             1/26/2008               4

12              1/27/2008              3/1/2008                5

                                     Sch 2-5

                                   SCHEDULE 2

                                     MONTHS

                                Fiscal Year 2009
                                ----------------

Period          Start                  End                     # of Wks
------          -----                  ---                     --------

1               3/2/2008               3/29/2008               4

2               3/30/2008              4/26/2008               4

3               4/27/2008              5/31/2008               5

4               6/1/2008               6/28/2008               4

5               6/29/2008              7/26/2008               4

6               7/27/2008              8/30/2008               5

7               8/31/2008              9/27/2008               4

8               9/28/2008              10/25/2008              4

9               10/26/2008             11/29/2008              5

10              11/30/2008             12/27/2008              4

11              12/28/2008             1/24/2009               4

12              1/25/2009              2/28/2009               5

                                     Sch 2-6

                                   SCHEDULE 3

                               MATERIAL LITIGATION

I.       INVESTIGATIONS AND LITIGATION MATTERS.

         1.       US Attorney Eastern District PA investigation regarding PBM matters. Investigation pending.

         2.       There are currently pending federal governmental
                  investigations, both civil and criminal, by the United States
                  Attorney, involving various matters related to prior
                  management's business practices. We are cooperating fully with the United States Attorney. We have begun settlement
                  discussions with the United States Attorney for the Middle
                  District of Pennsylvania. The United States Attorney has
                  proposed that the government would not institute any criminal proceeding against us if we enter into a consent judgment
                  providing for a civil penalty payable over a period of years.
                  The amount of the civil penalty has not been agreed to and there can be no assurance that a settlement will be reached or that the amount of such penalty will not have a material
                  adverse effect on our financial condition and results of
                  operations. We have recorded an accrual of $20.0 million in fiscal year 2003 in connection with the resolution for these matters; however, we may incur charges in excess of that
                  amount and we are unable to estimate the possible range of loss. We will continue to evaluate our estimate and to the extent that additional information arises or our strategy
                  changes, we will adjust our accrual accordingly.

         These investigations and settlement discussions are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain licenses and government contracts such as Medicaid plan reimbursement agreements that are material to our operations may be revoked, which would have a material adverse effect on our results of operations, financial condition or cash flows.
In addition, substantial penalties, damages or other monetary remedies assessed against us, including a settlement, could also have a material adverse effect on our results of operations, financial condition or cash flows.

II.      OTHER LITIGATION MATTERS

         We, together with a significant number of major U.S. retailers, have been sued by the Lemelson Foundation in a complaint which alleges that portions of the technology included in

                                     Sch 3-1

our point-of-sale system infringe upon a patent held by the plaintiffs. The amount of damages sought is unspecified and may be material. We cannot predict the outcome of this litigation or whether it could result in a material adverse effect on our results of operations, financial conditions or cash flows
(Lemelson Medical, Education & Research Foundation Limited Partnership v. Rite
Aid Corporation et al.; Case CIV00-0660 PHX RCB, U.S. District Court, District
of Arizona).

         We are subject from time to time to lawsuits arising in the ordinary course of business. In the opinion of our management, these matters are adequately covered by insurance or, if not so covered, are without merit or are of such nature or involve amounts that would not have a material adverse effect on our financial condition, results of operations or cash flows if decided adversely.

                                     Sch 3-2

                                   SCHEDULE 4

                                   TRADE NAMES

In addition to names scheduled below, the Sellers set forth on Schedule 1 hereto use the following Trade Names: Rite Aid; Rite Aid Pharmacy; and Rite Aid Drug
Stores.

                                                      ALL OTHER NAMES INCLUDING TRADE NAMES, ASSUMED
SELLER                                                          NAMES OR OTHER APPELLATIONS
---------------------------------------------------------------------------------------------------------------

Apex Drug Stores, Inc.                      Rite-Aid Discount Pharmacy (8/10/95-12/31/00)
                                            Rite-Aid Discount Pharmacy (11/02/00-12/31/05)
---------------------------------------------------------------------------------------------------------------
Harco, Inc.                                 d/b/a Harco Drug Inc.
---------------------------------------------------------------------------------------------------------------
K & B Tennessee Corporation                 Rite Aid (2/09/98)
---------------------------------------------------------------------------------------------------------------
PDS-1 Michigan, Inc.                        Rite-Aid Discount Pharmacy (8/10/95-12/31/00)
                                            Rite-Aid Discount Pharmacy (11/02/00-12/31/05)
---------------------------------------------------------------------------------------------------------------
Perry Drug Stores, Inc.                     Jack's Bargain Basement (10/21/93-12/31/98)
                                            Rite-Aid Discount Pharmacy (8/10/95-12/31/00)
                                            Rite-Aid Discount Pharmacy (11/02/00-12/31/05)
---------------------------------------------------------------------------------------------------------------
RDS Detroit, Inc.                           Rite-Aid Discount Pharmacy (8/10/95-12/31/00)
                                            Rite-Aid Discount Pharmacy (11/02/00-12/31/05)
---------------------------------------------------------------------------------------------------------------
Rite Aid of Indiana, Inc.                   Rite Price (9/15/92)
---------------------------------------------------------------------------------------------------------------
Rite Aid of Maine, Inc.                     Clark's Pharmacy (7/18/85 - 3/26/99)
                                            Stevens Avenue Pharmacy (10/15/85)
                                            Ham's Drug Store (10/15/85)
---------------------------------------------------------------------------------------------------------------
Rite Aid of Michigan, Inc.                  Rite Aid Beverage Center (8/12/99-12/31/04)
                                            Rite Aid 1025 (10/27/00-12/31/05)
                                            Rite Aid 2731 (10/27/00-12/31/05)
                                            Rite-Aid Discount Pharmacy (11/02/00-12/31/05)
---------------------------------------------------------------------------------------------------------------

                                     Sch 4-1

                                    EXHIBIT A

                          CREDIT AND COLLECTION POLICY

RITE AID CORPORATION
THIRD PARTY CREDIT AND COLLECTION POLICY
September 2004

CREDIT POLICY

It is our credit policy to only conduct business with Payors of acceptable credit risk.

The Managed Care Department is our relationship leader with the PBMs, insurers and government agencies (collectively referred to as Payors). The activities of the Managed Care Department are many but include initially assessing the credit worthiness of the Payors and monitoring activities and developments related to the credit worthiness of the Payors. The Managed Care Department makes the final decision regarding credit worthiness of a Payor. For specific, very significant
Payor opportunities, the Managed Care Department will make a recommendation to and obtain the approval of the Executive Committee regarding the credit worthiness of a Payor.

The Third Party Administration and Third Party Finance departments support the efforts of the Managed Care Department and are also responsible for supporting this credit policy.

The majority of our largest Payor contracts have the Payor as Obligor to us. For such entities, we initially rely on their reputation and financial condition in assessing credit worthiness. For those contracts with Payors as
Agent/Administrator, the clients of the Payor are the Obligor to us. We also initially assess the reputation and financial condition of the
Agent/Administrator but we rely on the Payor to assess the credit worthiness of the clients of the Payor who are the Obligor to us.

For the contracts with Payors as Agent/Administrator there is a distinction between recent and certain legacy contracts. For recent contracts with a
Agent/Administrator Payor, we attempt to include language to mitigate exposure to non-payment by Payor clients whereby the Payor plays an active role in minimizing the credit risk.

The majority of our largest Payor contracts are with publicly traded companies,
e.g., MEDCO, Caremark PCS, Express Scripts, Wellpoint, Anthem, Aetna, Cigna,
Prescription Solutions, aka Pacificare. These companies have publicly available financial information which we reference in determining credit worthiness.
Another large group of Payor contracts are with large insurance

                                       A-1

companies (e.g., Aetna, Cigna) and Blue Cross/ Blue Shield companies (e.g.,
Michigan, Alabama) who are subject to state regulatory requirements and oversight regarding their financial condition. The Blue Cross/Blue Shield
Association are also subject to the capital requirements for maintenance of their BCBS licensure status. We rely on the regulatory requirements and oversight efforts as a basis for credit worthiness of the insurance companies and Blue Cross/Blue Shield companies.

On an on-going basis, there are no further credit worthiness assessments unless the Payor does not comply with our collection policy or we become aware of information that raises concern about credit worthiness.

COLLECTION POLICY

It is our collection policy to only conduct business with Payors that meet the agreed-to payment terms.

The Third Party Finance Department closely monitors payment practices. The
Managed Care Department is notified by Third Party Finance of increases in Days
Sales Outstanding or any aberrant payment patterns with Payors. Most Payors are on a biweekly payment cycle and timing issues are identified immediately. In addition, receivable amounts are aged from date of service and past due amounts are readily identified. The Managed Care Department takes immediate action to address issues with the Payor to understand and correct the situation and either arranges for current payment or instructs Third Party Administration to disable claims processing for the Payor.

Once an account balance is deemed to be uncollectible, it is written off in accordance with our accounting policies and procedures.

                                       A-2

                                    EXHIBIT B

                 DEPOSIT BANKS, LOCK BOXES AND DEPOSIT ACCOUNTS

--------------------------------------------------------------------------------
DEPOSIT BANK NAME AND ADDRESS        LOCK BOX (POST OFFICE       DEPOSIT ACCOUNT
                                          BOX) NUMBER                NUMBER
--------------------------------------------------------------------------------
Mellon Bank, Pittsburgh                     360321                      -
--------------------------------------------------------------------------------
Mellon Bank                                    -                    069-3636
--------------------------------------------------------------------------------

           ACCOUNT BANKS AND GOVERNMENTAL ENTITY RECEIVABLES ACCOUNTS

--------------------------------------------------------------------------------
ACCOUNT BANK NAME AND ADDRESS       LOCK BOX (POST OFFICE        GOVERNMENTAL
                                         BOX) NUMBER          ENTITY RECEIVABLES
                                                                ACCOUNT NUMBER
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Mellon Bank, Philadelphia                  007020                      -
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Mellon Bank, Pittsburgh                    371115                      -
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Mellon Bank                                   -                    103-7294
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                                       B-1

                                                                       EXHIBIT C

                                     FORM OF
                          DEFERRED PURCHASE PRICE NOTE

                                                              New York, New York
                                                             _____________, 2004

                  FOR VALUE RECEIVED, RITE AID HDQTRS. FUNDING, INC., a Delaware
corporation (the "Purchaser"), hereby promises to pay to RITE AID OF DELAWARE,
INC. ("RAD"), as agent for the Sellers (as defined below), the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to the sum of 0.25% plus the Applicable Margin
(as defined in the Financing Agreement) in effect from time to time plus the
Eurodollar Rate (as defined in the Financing Agreement) for periods of one month, in each case in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Originator Purchase Agreement dated as of September 21, 2004 among the "Sellers" (as defined therein) parties thereto, the Purchaser, and
Rite Aid Hdqtrs. Funding, Inc., as collection agent (such agreement, as it may from time to time be amended, restated or otherwise modified in accordance with its terms, the "Originator Purchase Agreement"). This Note is the note referred to in Section 2.02(d) of the Originator Purchase Agreement.

                  The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of Section 2.02 of the
Originator Purchase Agreement minus (b) the aggregate amount of all payments made in respect of the principal amount of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note, but failure to so record shall not affect the obligations of the Purchaser to the Sellers.

                  The entire principal amount of this Note shall be due and
payable one year and one day after the Facility Termination Date or such later date as may be agreed in writing by the Sellers and the Purchaser. The principal amount of this Note may, at the option of the Purchaser, be prepaid in whole at any time or in part from time to time, subject to the provisions of the
Originator Purchase Agreement. Interest on this Note shall be paid in arrears on each Settlement Date, at maturity and thereafter on demand. All payments hereunder shall be made by wire transfer of immediately available funds to such account of RAD as RAD may designate in writing.

                  Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Purchaser under this Note exceed the highest rate of interest permissible under applicable law.

                  The obligations of the Purchaser under this Deferred Purchase
Price Note are subordinated in right of payment, to the extent set forth in
Section 2.03(c) of the Originator Purchase Agreement, to the prior payment in full of certain obligations of the Purchaser and the Borrower.

                  Notwithstanding any provision to the contrary in this Deferred
Purchase Price Note or elsewhere, other than with respect to payments specifically permitted by Section 2.03(c) of the Originator Purchase Agreement,
no demand for any payment may be made hereunder, no payment shall be due with respect hereto and the Seller shall have no claim for any payment hereunder prior to the occurrence of the Facility Termination Date and the RFA Final
Payment Date.

                  In the event that, notwithstanding the foregoing provision limiting such payment, RAD or any Seller shall receive any payment or distribution on this Deferred Purchase Price Note which is not specifically permitted by Section 2.03(c) of the Originator Purchase Agreement, such payment shall be received and held in trust by RAD or such Seller for the benefit of the entities to whom the obligations are owed under the Secondary Purchase Agreement and the Financing Agreement and shall be promptly paid over to such entities.

                  The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

                  Neither this Note, nor any right of RAD or the Sellers to
receive payments hereunder, shall, without the prior written consent of the
Purchaser and (so long as the Financing Agreement remains in effect or any amounts remain outstanding thereunder) the Program Agent under the Financing
Agreement, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      RITE AID HDQTRS. FUNDING, INC.

                                      By:
                                         ---------------------------------------
                                            Title:

                                       C-2

                    SCHEDULE TO DEFERRED PURCHASE PRICE NOTE

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                     Addition to Principal       Amount of Principal       Unpaid Principal         Notation Made
Date                 Amount                      Paid or Prepaid           Balance                  By
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                                       C-3

                                                                       EXHIBIT D

                                    ADDRESSES

PURCHASER:                    Rite Aid Hdqtrs. Funding, Inc.
                              30 Hunter Lane
                              Camp Hill, PA, 17011

COLLECTION AGENT:             Rite Aid Hdqtrs. Funding, Inc.
                              30 Hunter Lane
                              Camp Hill, PA, 17011

PARENT:                       Rite Aid Corporation
                              30 Hunter Lane
                              Camp Hill, PA, 17011

                                       D-1

SELLERS:                      Rite Aid Corporation
                              Rite Aid of Connecticut, Inc.
                              Rite Aid of Delaware, Inc.
                              Rite Aid of Georgia, Inc.
                              Rite Aid of Indiana, Inc.
                              Rite Aid of Kentucky, Inc.
                              Rite Aid of Maine, Inc.
                              Rite Aid of Maryland, Inc.
                              Rite Aid of Michigan, Inc.
                              Rite Aid of New Hampshire, Inc.
                              Rite Aid of New Jersey, Inc.
                              Rite Aid of New York, Inc.
                              Rite Aid of Ohio, Inc.
                              Rite Aid of Pennsylvania, Inc.
                              Rite Aid of Tennessee, Inc.
                              Rite Aid of Vermont, Inc.
                              Rite Aid of Virginia, Inc.
                              Rite Aid of Washington, D.C., Inc.
                              Rite Aid of West Virginia, Inc.
                              Keystone Centers, Inc.
                              The Lane Drug Company
                              Rite Aid Drug Palace, Inc.
                              Thrifty PayLess, Inc.
                              Harco, Inc.
                              Perry Drug Stores, Inc.
                              Apex Drug Stores, Inc.
                              PDS-1 Michigan, Inc.
                              RDS Detroit, Inc.
                              K & B Alabama Corporation
                              K & B Louisiana Corporation
                              K & B Mississippi Corporation
                              K & B Tennessee Corporation

                              each at

                              30 Hunter Lane
                              Camp Hill, PA, 17011

                                       D-2